UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 20, 2015 (October 20, 2015)

COMMUNITY HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15925	13-3893191
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4000 Meridian Boulevard

Franklin, Tennessee 37067

(Address of principal executive offices)

Registrant’s telephone number, including area code: (615) 465-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On October 20, 2015, Community Health Systems, Inc. (the “Company”) issued a press release announcing that Martin D. Smith will join the executive management team of Quorum Health Corporation (“QHC”), an indirect wholly-owned subsidiary of the Company, as Executive Vice President of Operations. As previously announced, QHC is expected to become an independent publicly traded company as a result of the spin-off by the Company of the stock of QHC to the Company’s stockholders. Upon completion of the spin-off, QHC will operate a group of 38 hospitals and Quorum Health Resources, LLC, a leading hospital and management consulting business. A copy of the press release making this announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following item is included as an Exhibit to this Form 8-K and incorporated herein by reference:

Exhibit No.	Description

99.1	Community Health Systems, Inc. Press Release, dated October 20, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 20, 2015	COMMUNITY HEALTH SYSTEMS, INC.
(Registrant)

	By:	/s/ W. Larry Cash
W. Larry Cash
President of Financial Services, Chief Financial Officer and Director
(principal financial officer)

Exhibit Index

Exhibit No.	Description

99.1	Community Health Systems, Inc. Press Release, dated October 20, 2015.